FIRSTAR FUNDS, INC.
                                   ("Firstar")
                           Registration No. 811-05380
                                   Form N-SAR
                      Annual Period Ended October 31, 2001


Sub-Item 77C: Submission of matters to a vote of security holders.

     At a special meeting of shareholders of Firstar held on August 30, 2001, the shareholders of the Short-Term Bond Fund, Intermediate Bond Fund, Bond IMMDEX(TM) Fund, U.S. Government Securities Fund, Aggregate Bond Fund, Strategic Income Fund, Tax-Exempt Intermediate Bond Fund, Missouri Tax-Exempt Bond Fund, National Municipal Bond Fund, Balanced Income Fund, Balanced Growth Fund, Growth & Income Fund, Equity Income Fund, Relative Value Fund, Equity Index Fund, Large Cap Core Equity Fund, Large Cap Growth Fund, International Value Fund, International Growth Fund, MidCap Index Fund, MidCap Core Equity Fund, Small Cap Index Fund, Small Cap Core Equity Fund, Science & Technology Fund, MicroCap Fund and REIT Fund of Firstar's portfolios voted on a proposal to approve an Agreement and Plan of Reorganization providing for the transfer of substantially all of the assets and liabilities of certain of Firstar's portfolios to corresponding portfolios of Firstar American Investment Funds, Inc. ("FAIF") in exchange for shares of such FAIF Funds in a tax-free reorganization. The results of the shareholder meeting are as follows:

Fund                                              For                 Against
----                                              ---                 -------
Short-Term Bond Fund                            13,001,144               98,837
Intermediate Bond Fund                          40,337,975               47,971
Bond IMMDEX(TM)Fund                             17,995,897               47,953
U.S. Government Securities Fund                 18,903,901               16,033
Aggregate Bond Fund                             26,561,197               23,377
Strategic Income Fund                           11,676,704               32,823
Tax-Exempt Intermediate Bond Fund               11,926,873               16,611
Missouri Tax-Exempt Bond Fund                   10,983,263               19,137
National Municipal Bond Fund                    40,734,101                    0
Balanced Income Fund                             9,734,054               37,286
Balanced Growth Fund                             6,548,540               33,520
Growth & Income Fund                            11,888,632               87,017
Equity Income Fund                               6,847,187                   70
Relative Value Fund                             13,018,276               28,194
Equity Index Fund                                6,264,851               18,132
Large Cap Core Equity Fund                      11,505,105               18,328
Large Cap Growth Fund                            9,744,786               22,257
International Value Fund                         2,242,986                3,833
International Growth Fund                       14,378,104                7,086
MidCap Index Fund                               16,093,014                5,522
MidCap Core Equity Fund                         10,955,989               32,817
Small Cap Index Fund                             6,976,608                  107
Small Cap Core Equity Fund                      21,504,808               11,606
Science & Technology Fund                        6,870,944                6,939
MicroCap Fund                                   14,036,947               46,699
REIT Fund                                        3,435,476                    0

     Shareholders of the Money Market Fund, Institutional Money Market Fund, Tax-Exempt Money Market Fund, Ohio Tax-Exempt Money Market Fund, U.S. Government Money Market Fund and U.S. Treasury Money Market Fund of Firstar's portfolios voted on a proposal to approve an Agreement and Plan of Reorganization providing for the transfer of substantially all of the assets and liabilities of certain of Firstar's portfolios to corresponding portfolios of Firstar American Funds, Inc. ("FAF") in exchange for shares of such FAF Funds in a tax-free reorganization. The results of the shareholder meeting are as follows:


Fund                                                         For           Against
----                                                         ---           -------
Money Market Fund                                          251,483,333      1,447,116
Institutional Money Market Fund                          1,570,678,168      4,385,165
Tax-Exempt Money Market Fund                              528,106,245          92,470
Ohio Tax-Exempt Money Market Fund                          76,239,475               0
U.S. Government Money Market Fund                          60,558,062         100,000
U.S. Treasury Money Market Fund - Retail A              2,198,002,949      11,406,392
U.S. Treasury Money Market Fund - Institutional         1,968,506,988         328,276



     Shareholders of Firstar's Global Equity Fund (the "Fund") voted on a proposal to approve an Agreement and Plan of Reorganization providing for the transfer of substantially all of the assets and liabilities of the Fund to the Strategy Global Growth Allocation Fund of Firstar American Strategy Funds, Inc. ("FASF") in exchange for shares of such FASF Fund in a tax-free reorganization. 5,188,042 shares were voted in favor of the resolution and 696 shares were voted against it.

     Shareholders of all of the above portfolios of Firstar voted in the aggregate on a proposal to approve the sale of substantially all of the assets of Firstar in connection with the reorganizations of the investment portfolios of Firstar contemplated by the reorganization agreements by and between Firstar and each of FAIF, FAF, FASF and the dissolution of Firstar under state law upon the consummation of the separate FAIF, FAF and FASF reorganizations. 7,019,469,862 shares were voted in favor of the resolution and 18,572,051 shares were voted against it.

     The Firstar Conning Money Market Portfolio, which had been reorganized as a portfolio of Firstar on June 29, 2001 (see below - Sub-Item 77M) was transferred to the Zodiac Trust on September 20, 2001 by means of a negative consent that was first mailed to shareholders on August 3, 2001.